SUPPLEMENTAL INDENTURE OF TRUST
by and between
TORTOISE ENERGY INFRASTRUCTURE CORPORATION,
as Issuer
and
BNY MIDWEST TRUST COMPANY,
as Trustee
Authorizing the Issuance of
$70,000,000 aggregate principal amount
Auction Rate Senior Notes Series E, due May 2047
Dated as of May 24, 2007

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS AND USE OF PHRASES	1

Section 1.01 Definitions	1
Section 1.02 Interpretation	11

ARTICLE II NOTE DETAILS, FORM OF NOTES, REDEMPTION OF NOTES AND USE OF PROCEEDS OF NOTES	12

Section 2.01 General Terms	12
Section 2.02 Interest	13
Section 2.03 Redemption	15
Section 2.04 Designation of Rate Period	19
Section 2.05 Restrictions on Transfer	21
Section 2.06 1940 Act Tortoise Notes Asset Coverage	21
Section 2.07 Tortoise Notes Basic Maintenance Amount	21
Section 2.08 Certain Other Restrictions	21
Section 2.09 Compliance Procedures for Asset Maintenance Tests	22
Section 2.10 Delivery of Notes	23
Section 2.11 Trustee’s Authentication Certificate	23

ARTICLE III GENERAL PROVISIONS	23

Section 3.01 Trustee as Paying Agent	23
Section 3.02 The Issuer to Provide Funds for Interest and Redemptions	24
Section 3.03 Disbursing Interest and Redemption Price	24
Section 3.04 Original Issue of Tortoise Note Authentication Certificates	24
Section 3.05 Registration of Transfer or Exchange of Tortoise Notes	24
Section 3.06 Removal of Legend	25
Section 3.07 Lost, Stolen or Destroyed Tortoise Note Authentication Certificates	25
Section 3.08 Disposition of Canceled Certificates; Record Retention	25
Section 3.09 Register	26
Section 3.10 Return of Funds	26
Section 3.11 Date of Execution	26
Section 3.12 Laws Governing	26
Section 3.13 Severability	26
Section 3.14 Exhibits	27

ARTICLE IV APPLICABILITY OF INDENTURE	27

APPENDIX A AUCTION PROCEDURES	1

APPENDIX B FORM OF NOTE	1

APPENDIX C FORM OF TRUSTEE AUTHENTICATION CERTIFICATE	1

-i-

SUPPLEMENTAL INDENTURE OF TRUST
     THIS SUPPLEMENTAL INDENTURE OF TRUST (this “Supplemental Indenture”) dated as of May 24, 2007, is by and between TORTOISE ENERGY INFRASTRUCTURE CORPORATION, a Maryland corporation (the “Issuer”) and BNY MIDWEST TRUST COMPANY, an Illinois trust company (together with its successors, the “Trustee”) as successor trustee hereunder, (all capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in Article I hereof);
W I T N E S S E T H:
     WHEREAS, the Issuer has previously entered into an Indenture dated as of July 13, 2004 (the “Original Indenture,” and together with this Supplemental Indenture, the “Indenture”), between the Issuer and the Trustee;
     WHEREAS, the Issuer desires to enter into this Supplemental Indenture in order to issue Tortoise Notes pursuant to the terms of the Original Indenture, including Section 3.1 thereof;
     WHEREAS, the Issuer represents that it has been formed and is validly existing as a Maryland corporation and that by proper action it has duly authorized the issuance of $70,000,000 of its auction rate senior notes, Series E (the “Tortoise Notes”), and it has by proper action authorized the execution and delivery of this Supplemental Indenture;
     WHEREAS, the Tortoise Notes constitute Securities as defined in the Indenture; and
     WHEREAS, the Trustee has agreed to accept the trusts herein contained upon the terms herein set forth;
     NOW, THEREFORE, it is mutually covenanted and agreed as follows:
ARTICLE I
DEFINITIONS AND USE OF PHRASES
     Section 1.01 Definitions. All words and phrases defined in Article I of the Indenture shall have the same meaning in this Supplemental Indenture, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Supplemental Indenture unless the context clearly requires otherwise:
          “‘AA’ Composite Commercial Paper Rate” on any date means (i) the interest equivalent of (1) the 7-day rate, in the case of a Rate Period which is 7 days or shorter, (2) the 30-day rate, in the case of a Rate Period which is a Standard Rate Period greater than 7 days but fewer than or equal to 31 days, or (3) the 180-day rate, in the case of all other Rate Periods, on financial commercial paper on behalf of issuers whose corporate bonds are rated “AA” by S&P, or the equivalent of such rating by another nationally recognized rating agency, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date; or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of such rates on financial commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date (rounded to the next highest .001 of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the “AA” Composite Commercial Paper Rate, such rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer), if any, or, if there are no such Commercial Paper Dealers, a nationally recognized dealer in commercial paper of such issues then making such quotations selected by the Issuer. For purposes of this definition, (A) “Commercial Paper Dealers” shall mean (1) Citigroup Global Markets Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co.; (2) in lieu of any thereof, its respective Affiliate or successor; and (3) in the event that any of the foregoing shall cease to quote rates for financial commercial paper of issuers of the sort described above, in substitution therefor, a nationally recognized dealer in financial commercial paper of such issuers then making such quotations selected by the Issuer, and (B) “interest equivalent” of a rate stated on a discount basis for financial commercial paper of a given number of days’ maturity shall mean a number equal to the quotient (rounded upward to the next higher one-thousandth of 1%) of (1) such rate expressed as a decimal, divided by (2) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of such rate expressed as a decimal, multiplied by the number of days in which such commercial paper shall mature and the denominator of which shall be 360.
          “Affiliate” means any person controlled by, in control of or under common control with the Issuer; provided that no Broker-Dealer controlled by, in control of or under common control with the Issuer shall be deemed to be an Affiliate nor shall any corporation or any person controlled by, in control of or under common control with such corporation one of the directors or executive officers of which is also a Director of the Issuer be deemed to be an Affiliate solely because such director or executive officer is also a Director of the Issuer.
          “Agent Member” means a member of or participant in the Securities Depository that will act on behalf of a Bidder.
          “All Hold Rate” means 80% of the “AA” Composite Commercial Paper Rate.
          “Applicable Rate” means the rate determined in accordance with the procedures in Section 2.02(c)(i) of this Supplemental Indenture.
          “Auction” means each periodic implementation of the Auction Procedures.
          “Auction Agent” means The Bank of New York unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Directors enters into an agreement with the Issuer to follow the Auction Procedures for the purpose of determining the Applicable Rate.
          “Auction Agreement” means the agreement between the Auction Agent and the Issuer pursuant to which the Auction Agent agrees to follow the procedures specified in

Appendix A to this Supplemental Indenture, as such agreement may from time to time be amended or supplemented.
          “Auction Date” means the first Business Day next preceding the first day of a Rate Period for each series of Tortoise Notes.
          “Auction Desk” means the business unit of a Broker-Dealer that fulfills the responsibilities of the Broker-Dealer under a Broker-Dealer Agreement, including soliciting Bids for the Tortoise Notes, and units of the Broker-Dealer which are not separated by information controls appropriate to control, limit and monitor the inappropriate dissemination of information about Bids.
          “Auction Period” means with respect to the Tortoise Notes, either a Standard Auction Period or a Special Auction Period, as applicable.
          “Auction Procedures” means the procedures for conducting Auctions set forth in Appendix A hereto.
          “Auction Rate” means for each series of Tortoise Notes for each Auction Period, (i) if Sufficient Clearing Bids exist, the Winning Bid Rate, provided, however, if all of the Tortoise Notes are the subject of Submitted Hold Orders, the All Hold Rate for such series of Tortoise Notes and (ii) if Sufficient Clearing Bids do not exist, the Maximum Rate for such series of Tortoise Notes.
          “Authorized Denomination” means $25,000 and any integral multiple thereof.
          “Available Tortoise Notes” means for each series of Tortoise Notes on each Auction Date, the number of Units of Tortoise Notes of such series that are not the subject of Submitted Hold Orders.
          “Beneficial Owner,” with respect to each series of Tortoise Notes, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of such series of Tortoise Notes.
          “Bid” shall have the meaning specified in Appendix A hereto.
          “Bidder” means each Beneficial Owner, Potential Beneficial Owner and Broker Dealer who places an Order.
          “Board of Directors” or “Board” means the Board of Directors of the Issuer or any duly authorized committee thereof as permitted by applicable law.
          “Broker-Dealer” means any broker-dealer or broker-dealers, or other entity permitted by law to perform the function required of a Broker-Dealer by the Auction Procedures, that has been selected by the Issuer and that is a party to a Broker-Dealer Agreement with the Auction Agent.

          “Broker-Dealer Deadline” means, with respect to an Order, the internal deadline established by the Broker-Dealer through which the Order was placed after which it will not accept Orders or any change in any Order previously placed with such Broker-Dealer; provided, however, that nothing shall prevent the Broker-Dealer from correcting Clerical Errors by the Broker-Dealer with respect to Orders from Bidders after the Broker-Dealer Deadline pursuant to the provisions herein. Any Broker-Dealer may change the time or times of its Broker-Dealer Deadline as it relates to such Broker-Dealer by giving notice not less than two Business Days prior to the date such change is to take effect to Bidders who place Orders through such Broker-Dealer.
          “Broker-Dealer Agreement” means an agreement between the Auction Agent and a Broker-Dealer, pursuant to which such Broker-Dealer agrees to follow the Auction Procedures.
          “Business Day” means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in the City of New York, New York are authorized or obligated by law to close, days on which the Federal Reserve Bank of New York is not open for business, days on which banking institutions or trust companies located in the state in which the operations of the Auction Agent are conducted are authorized or required to be closed by law, regulation or executive order of the state in which the Auction Agent conducts operations with respect to the Tortoise Notes.
          “Clerical Error” means a clerical error in the processing of an Order, and includes, but is not limited to, the following: (i) a transmission error, including but not limited to, an Order sent to the wrong address or number, failure to transmit certain pages or illegible transmission, (ii) failure to transmit an Order received from one or more Existing Holders or Potential Beneficial Owners (including Orders from the Broker-Dealer which were not originated by the Auction Desk) prior to the Broker-Dealer Deadline or generated by the Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline or (iii) a typographical error. Determining whether an error is a “Clerical Error” is within the reasonable judgment of the Broker-Dealer, provided that the Broker-Dealer has a record of the correct Order that shows it was so received or so generated prior to the Broker-Dealer Deadline or the Submission Deadline, as applicable.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Commercial Paper Dealers” has the meaning set forth in the definition of AA Composite Commercial Paper Rate.
          “Commission” means the Securities and Exchange Commission.
          “Default Rate” means the Reference Rate multiplied by three (3).
          “Deposit Securities” means cash and any obligations or securities, including short term money market instruments that are Eligible Assets, rated at least AAA, A-2 or SP-2 by Fitch, except that, such obligations or securities shall be considered “Deposit Securities” only if they are also rated at least P-2 by Moody’s.

          “Discount Factor” means the Moody’s Discount Factor (if Moody’s is then rating the Tortoise Notes), Fitch Discount Factor (if Fitch is then rating the Tortoise Notes) or an Other Rating Agency Discount Factor, whichever is applicable.
          “Discounted Value” means the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor, provided that with respect to an Eligible Asset that is currently callable, Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.
          “Eligible Assets” means Moody’s Eligible Assets or Fitch’s Eligible Assets (if Moody’s or Fitch are then rating the Tortoise Notes) and/or Other Rating Agency Eligible Assets, whichever is applicable.
          “Error Correction Deadline” means one hour after the Auction Agent completes the dissemination of the results of the Auction to Broker-Dealers without regard to the time of receipt of such results by any Broker-Dealer; provided, however, in no event shall the Error Correction Deadline extend past 4:00 p.m., New York City time unless the Auction Agent experiences technological failure or force majeure in disseminating the Auction results which causes a delay in dissemination past 3:00 p.m., New York City time.
          “Existing Holder,” with respect to Tortoise Notes of a series, shall mean a Broker-Dealer (or any such other Person as may be permitted by the Issuer) that is listed on the records of the Auction Agent as a holder of Tortoise Notes of such series.
          “Fitch” means Fitch Ratings and its successors at law.
          “Fitch Discount Factor” means the discount factors set forth in the Fitch Guidelines for use in calculating the Discounted Value of the Issuer’s assets in connection with Fitch’s ratings of Tortoise Notes.
          “Fitch Eligible Asset” means assets of the Issuer set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted Value of the Issuer’s assets in connection with Fitch’s ratings of Tortoise Notes.
          “Fitch Guidelines” mean the guidelines provided by Fitch, as may be amended from time to time, in connection with Fitch’s ratings of Tortoise Notes.
          “Hold Order” shall have the meaning specified in Appendix A hereto or an Order deemed to have been submitted as provided in paragraph (c) of Section 1 of Appendix A hereto.
          “Holder” means, with respect to Tortoise Notes, the registered holder of notes of each series of Tortoise Notes as the same appears on the books or records of the Issuer.
          “Index” means on any Auction Date with respect to Tortoise Notes in any Auction Period of 35 days or less the applicable LIBOR rate. The Index with respect to Tortoise

Notes in any Auction Period of more than 35 days shall be the rate on United States Treasury Securities having a maturity which most closely approximates the length of the Auction Period as last published in The Wall Street Journal or such other source as may be mutually agreed upon by the Trustee and the Broker-Dealers. If either rate is unavailable, the Index shall be an index or rate agreed to by all Broker-Dealers and consented to by the Issuer. For the purpose of this definition an Auction Period of 35 days or less means a 35-day Auction Period or shorter Auction Period, i.e. a 35-day Auction Period which is extended because of a holiday would still be considered an Auction Period of 35 days or less.
          “Interest Payment Date” when used with respect to any Tortoise Notes, means the date on which an installment of interest on such Tortoise Notes shall be due and payable which generally shall be the day next following an Auction Date.
          “LIBOR” means, for purposes of determining the Reference Rate, (i) the rate for deposits in U.S. dollars for the designated Rate Period, which appears on display page 3750 of Moneyline’s Telerate Service (“Telerate Page 3750”) (or such other page as may replace that page on that service, or such other service as may be selected by Lehman Brothers Inc. or its successors) as of 11:00 a.m., London time, on the day that is the Business Day on the Auction Date or, if the Auction Date is not a Business Day, the Business Day preceding the Auction Date (the “LIBOR Determination Date”), or (ii) if such rate does not appear on Telerate Page 3750 or such other page as may replace such Telerate Page 3750, (A) Lehman Brothers Inc. shall determine the arithmetic mean of the offered quotations of the reference banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Rate Period in an amount determined by Lehman Brothers Inc. by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by Lehman Brothers Inc. to the reference banks, (B) if at least two of the reference banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations, (C) if only one or none of the reference banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York, New York selected by Lehman Brothers Inc. (after obtaining the Issuer’s approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Rate Period in an amount determined by Lehman Brothers Inc. (after obtaining the Issuer’s approval) that is representative of a single transaction in such market at such time by reference to the principal London office of leading banks in the London interbank market; provided, however, that if Lehman Brothers Inc. is not a Broker-Dealer or does not quote a rate required to determine LIBOR, LIBOR will be determined on the basis of the quotation or quotations furnished by any other Broker-Dealer selected by the Issuer to provide such rate or rates not being supplied by Lehman Brothers Inc.; provided further, that if Lehman Brothers Inc. and/or a substitute Broker-Dealer are required but unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR shall be the most recently determinable LIBOR. If the number of Rate Period days shall be (i) 7 or more but fewer than 21 days, such rate shall be the seven-day LIBOR rate; (ii) more than 21 but fewer than 49 days, such rate shall be one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days, such rate shall be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate shall be the five-month LIBOR rate; (vii) 168 or more but fewer 189 days, such rate shall be the six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate shall be the seven-

month LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate; (xi) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (xiii) 343 or more days but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.
          “Market Value” means the market value of an asset of the Issuer determined as follows: For equity securities, the value obtained from readily available market quotations. If an equity security is not traded on an exchange or not available from a Board-approved pricing service, the value obtained from written broker-dealer quotations. For fixed-income securities, the value obtained from readily available market quotations based on the last sale price of a security on the day the Issuer values its assets or the market value obtained from a pricing service or the value obtained from a direct written broker-dealer quotation from a dealer who has made a market in the security. “Market Value” for other securities will mean the value obtained pursuant to the Issuer’s valuation procedures. If the market value of a security cannot be obtained, or the Issuer’s investment adviser determines that the value of a security as so obtained does not represent the fair value of a security, fair value for that security shall be determined pursuant to the valuation procedures adopted by the Board of Directors.
          “Maximum Rate” means, on any date on which the Applicable Rate is determined, the rate equal to the applicable percentage of the Reference Rate, subject to upward but not downward adjustment in the discretion of the Board of Directors after consultation with the Broker-Dealers, provided that immediately following any such increase the Issuer would be in compliance with the Tortoise Notes Basic Maintenance Amount.
          “Minimum Rate” means, on any Auction Date with respect to a Rate Period of 28 days or fewer, 70% of the AA Composite Commercial Paper Rate at the close of business on the Business Day next preceding such Auction Date. There shall be no Minimum Rate on any Auction Date with respect to a Rate Period of more than the Standard Rate Period.
          “Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors at law.
          “Moody’s Discount Factor” means the discount factors set forth in the Moody’s Guidelines for use in calculating the Discounted Value of the Issuer’s assets in connection with Moody’s ratings of Tortoise Notes.
          “Moody’s Eligible Assets” means assets of the Issuer set forth in the Moody’s Guidelines as eligible for inclusion in calculating the Discounted Value of the Issuer’s assets in connection with Moody’s ratings of Tortoise Notes.
          “Moody’s Guidelines” mean the guidelines provided by Moody’s, as may be amended from time to time, in connection with Moody’s ratings of Tortoise Notes.
          “1940 Act Tortoise Notes Asset Coverage” means asset coverage, as determined in accordance with Section 18(h) of the Investment Company Act, of at least 300% with respect to all outstanding senior securities representing indebtedness of the Issuer, including all

Outstanding Tortoise Notes (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of declaring dividends on its common stock), determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.
          “Notes” means Securities of the Issuer ranking on a parity with the Tortoise Notes that may be issued from time to time pursuant to the Indenture.
          “Order” means a Hold Order, Bid or Sell Order.
          “Original Issue Date” means, with respect to the Tortoise Notes Series E, May 30, 2007.
          “Other Rating Agency” means each rating agency, if any, other than Moody’s or Fitch then providing a rating for the Tortoise Notes pursuant to the request of the Issuer.
          “Other Rating Agency Discount Factor” means the discount factors set forth in the Other Rating Agency Guidelines of each Other Rating Agency for use in calculating the Discounted Value of the Issuer’s assets in connection with the Other Rating Agency’s rating of Tortoise Notes.
          “Other Rating Agency Eligible Assets” means assets of the Issuer set forth in the Other Rating Agency Guidelines of each Other Rating Agency as eligible for inclusion in calculating the Discounted Value of the Issuer’s assets in connection with the Other Rating Agency’s rating of Tortoise Notes.
          “Other Rating Agency Guidelines” mean the guidelines provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency’s rating of Tortoise Notes.
          “Outstanding” or “outstanding” means, as of any date, Tortoise Notes theretofore issued by the Issuer except, without duplication, (i) any Tortoise Notes theretofore canceled, redeemed or repurchased by the Issuer, or delivered to the Trustee for cancellation or with respect to which the Issuer has given notice of redemption and irrevocably deposited with the Paying Agent sufficient funds to redeem such Tortoise Notes and (ii) any Tortoise Notes represented by any certificate in lieu of which a new certificate has been executed and delivered by the Issuer. Notwithstanding the foregoing, (A) in connection with any Auction, any series of Tortoise Notes as to which the Issuer or any person known to the Auction Agent to be an Affiliate of the Issuer shall be the Existing Holder thereof shall be disregarded and deemed not to be Outstanding; and (B) for purposes of determining the Tortoise Notes Basic Maintenance Amount, Tortoise Notes held by the Issuer shall be disregarded and not deemed Outstanding but Tortoise Notes held by any Affiliate of the Issuer shall be deemed Outstanding.
          “Paying Agent” means BNY Midwest Trust Company unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Issuer to serve as paying agent, transfer agent, registrar, and redemption agent with respect to the Tortoise Notes, which Paying Agent may be the same as the Trustee or the Auction Agent.

          “Person” or “person” means and includes an individual, a partnership, a trust, a company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.
          “Potential Beneficial Owner,” with respect to a series of Tortoise Notes, shall mean a customer of a Broker-Dealer that is not a Beneficial Owner of Tortoise Notes of such series but that wishes to purchase Tortoise Notes of such series, or that is a Beneficial Owner of Tortoise Notes of such series that wishes to purchase additional Tortoise Notes of such series; provided, however, that for purposes of conducting an Auction, the Auction Agent may consider a Broker-Dealer acting on behalf of its customer as a Potential Beneficial Owner.
          “Potential Holder,” with respect to Tortoise Notes of such series, shall mean a Broker-Dealer (or any such other person as may be permitted by the Issuer) that is not an Existing Holder of Tortoise Notes of such series or that is an Existing Holder of Tortoise Notes of such series that wishes to become the Existing Holder of additional Tortoise Notes of such series; provided, however, that for purposes of conducting an Auction, the Auction Agent may consider a Broker-Dealer acting on behalf of its customer as a Potential Holder.
          “Rate Period” means, with respect to a series of Tortoise Notes, the period commencing on the Original Issue Date thereof and ending on the date specified for such series on the Original Issue Date thereof and thereafter, as to such series, the period commencing on the day following each Rate Period for such series and ending on the day established for such series by the Issuer.
          “Rating Agency” means each of Fitch (if Fitch is then rating Tortoise Notes), Moody’s (if Moody’s is then rating Tortoise Notes) and any Other Rating Agency.
          “Rating Agency Guidelines” mean Fitch Guidelines (if Fitch is then rating Tortoise Notes), Moody’s Guidelines (if Moody’s is then rating Tortoise Notes) and any Other Rating Agency Guidelines.
          “Redemption Date,” when used with respect to any Tortoise Note to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture.
          “Redemption Price,” when used with respect to any Tortoise Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.
          “Reference Rate” means, with respect to the determination of the Maximum Rate and Default Rate, the greater of (i) the applicable AA Composite Commercial Paper Rate (for a Rate Period of fewer than 184 days) or the applicable Treasury Index Rate (for a Rate Period of 184 days or more), or (ii) the applicable LIBOR Rate.
          “Securities Act” means the Securities Act of 1933, as amended from time to time.
          “Securities Depository” means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Issuer that agrees to follow the procedures required to be followed by such securities depository in connection with the Tortoise Notes Series E.
          “Sell Order” shall have the meaning specified in Appendix A hereto.
          “Special Auction Period” means an Auction Period that is not a Standard Auction Period.
          “Special Rate Period” means a Rate Period that is not a Standard Rate Period.
          “Specific Redemption Provisions” means, with respect to any Special Rate Period of more than one year, either, or any combination of a period (a “Non-Call Period”) determined by the Board of Directors after consultation with the Broker-Dealers, during which the Tortoise Notes subject to such Special Rate Period are not subject to redemption at the option of the Issuer consisting of a number of whole years as determined by the Board of Directors after consultation with the Broker-Dealers, during each year of which the Tortoise Notes subject to such Special Rate Period shall be redeemable at the Issuer’s option and/or in connection with any mandatory redemption at a price equal to the principal amount plus accrued but unpaid interest plus a premium expressed as a percentage or percentages of $25,000 or expressed as a formula using specified variables as determined by the Board of Directors after consultation with the Broker-Dealers.
          “Standard Auction Period” means an Auction Period of 28 days.
          “Standard Rate Period” means a Rate Period of 28 days.
          “Stated Maturity” with respect to Tortoise Notes Series E shall mean May 30, 2047.
          “Submission Deadline” means 1:00 P.M., New York City time, on any Auction Date or such other time on such date as shall be specified by the Auction Agent from time to time pursuant to the Auction Agreement as the time by which the Broker-Dealers are required to submit Orders to the Auction Agent. Notwithstanding the foregoing, the Auction Agent will follow the Securities Industry and Financial Markets Association’s Early Market Close Recommendations for shortened trading days for the bond markets (the “SIFMA Recommendation”) unless the Auction Agent is instructed otherwise in writing by the Issuer. In the event of a SIFMA Recommendation with respect to an Auction Date, the Submission Deadline will be 11:30 A.M., instead of 1:00 P.M., New York City time.
          “Submitted Bid” shall have the meaning specified in Appendix A hereto.
          “Submitted Hold Order” shall have the meaning specified in Appendix A hereto.
          “Submitted Order” shall have the meaning specified in Appendix A hereto.
          “Submitted Sell Order” shall have the meaning specified in Appendix A hereto.

          “Sufficient Clearing Bids” means for each series of Tortoise Notes, an Auction for which the number of Units of Tortoise Notes of such series that are the subject of Submitted Bids by Potential Beneficial Owners specifying one or more rates not higher than the Maximum Rate is not less than the number of Units of Tortoise Notes of such series that are the subject of Submitted Sell Orders and of Submitted Bids by Existing Holders specifying rates higher than the Maximum Rate.
          “Tortoise Notes Basic Maintenance Amount” as of any Valuation Date has the meaning set forth in the Rating Agency Guidelines.
          “Tortoise Notes Series E” means the Series E Tortoise Notes or any other Notes hereinafter designated as Series E of the Tortoise Notes.
          “Treasury Index Rate” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Rate Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Rate Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15(519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.
          “Trustee” means BNY Midwest Trust Company or such other person who is named as a trustee pursuant to the terms of the Indenture.
          “Unit” means, with respect to each series of Tortoise Notes, the principal amount of the minimum Authorized Denomination of the Tortoise Notes.
          “Valuation Date” means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Issuer; provided, further, however, that such first Valuation Date shall be not more than one week from the date on which Tortoise Notes Series E initially are issued.
          “Winning Bid Rate” means for each series of Tortoise Notes, the lowest rate specified in any Submitted Bid of such series of Tortoise Notes which if selected by the Auction Agent as the Applicable Rate would cause the number of Units of Tortoise Notes of such series that are the subject of Submitted Bids specifying a rate not greater than such rate to be not less than the number of Units of Available Tortoise Notes of such series.
     Section 1.02 Interpretation. References to sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs contained in this supplemental indenture, as the case may be, unless specifically identified otherwise.

     Words importing the masculine gender include the feminine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Supplemental Indenture and the Appendices hereto.
     In the event that any term or provision contained herein with respect to the Tortoise Notes shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplemental Indenture shall govern.
ARTICLE II
NOTE DETAILS, FORM OF NOTES, REDEMPTION OF NOTES AND
USE OF PROCEEDS OF NOTES
     Section 2.01 General Terms.
          (a) Designation:
          (i) Series E: A series of Notes having an aggregate principal amount of $70,000,000, is designated “Series E Tortoise Notes” (“Tortoise Notes Series E”). The principal amount of the Tortoise Notes Series E shall be due and payable at the Stated Maturity. The initial Rate Period for Tortoise Notes Series E shall be the period from and including the Original Issue Date thereof to and including July 5, 2007. The Tortoise Notes Series E shall have an Applicable Rate for the initial Rate Period equal to 5.27% per annum and an initial Interest Payment Date of July 6, 2007. Thereafter, the Applicable Rate shall be determined in accordance with the Auction Procedures set forth in Appendix A hereto, until the Stated Maturity. The Tortoise Notes Series E shall have such other terms and conditions as are set forth herein. The Tortoise Notes Series E shall constitute a separate series of Notes of the Issuer.
          (b) Subject to Section 2.03(i) hereof, the Board of Directors of the Issuer may, in the future, without further consent of the holders of the Tortoise Notes or the holders of shares of beneficial interest of the Issuer, authorize an increase in the aggregate principal amount of an Outstanding series of Tortoise Notes or the issuance of additional series of Tortoise Notes, with the same terms and conditions of the respective series herein described, except that the Applicable Rate for its initial Rate Period, its initial Interest Payment Date and any other changes in the terms herein set forth shall be as set forth in a supplemental indenture.
          (c) The global securities representing Tortoise Notes, as described in paragraph (d) below, shall be in substantially the form set forth in Appendix B hereto, with such appropriate insertions, notations, legends and other variations as are required or permitted by the Indenture or any supplemental indenture. The Tortoise Notes and the rights and duties of the Issuer, the Trustee, any Paying Agent, the Holders thereof (and of the Securities of any other series), shall be subject to and governed by the Indenture (including as it has been amended and supplemented by this Supplemental Indenture and as it may be hereafter amended or supplemented by any supplemental indenture thereto pursuant to the applicable provisions thereof) insofar as the Indenture shall be applicable.

          (d) Except as otherwise provided in this Section, the Tortoise Notes in the form of one global note for each series shall be registered in the name of the Securities Depository or its nominee and ownership thereof shall be maintained in book-entry form by the Securities Depository for the account of the Agent Members. Initially, each global note shall be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. The global notes may be transferred, in whole but not in part, only to the Securities Depository or a nominee of the Securities Depository or to a successor Securities Depository selected or approved by the Issuer or to a nominee of such successor Securities Depository. Each global note shall bear a legend substantially to the following effect: “Except as otherwise provided in the Indenture, this global note may be transferred, in whole but not in part, only to another nominee of the Securities Depository (as defined in the Indenture) or to a successor Securities Depository or to a nominee of a successor Securities Depository.”
     Section 2.02 Interest.
          (a) The Holders of any series of Tortoise Notes shall be entitled to receive interest payments on their Tortoise Notes at the Applicable Rate, determined as set forth in paragraph (c) of this Section 2.02, and no more, payable on the respective dates determined as set forth in paragraph (b) of this Section 2.02. Interest on the Outstanding Tortoise Notes of any series issued on the Original Issue Date shall accumulate from the Original Issue Date.
          (b) (i) Interest shall be payable, subject to subparagraph (b)(ii) of this Section 2.02, on each series of Tortoise Notes, with respect to any Rate Period on the first Business Day following the last day of such Rate Period; provided, however, if the Rate Period is greater than 30 days then on a monthly basis on the first Business Day of each month within such Rate Period, not including the initial Rate Period, and on the Business Day following the last day of such Rate Period.
          (ii) If a day for payment of interest resulting from the application of subparagraph (b)(i) above is not a Business Day, then the Interest Payment Date shall be the first Business Day following such day for payment of interest in the case of a series of Tortoise Notes designated as “Series E.”
          (iii) The Issuer shall pay to the Paying Agent not later than 3:00 p.m., New York City time, on the Business Day next preceding each Interest Payment Date for each series of Tortoise Notes, an aggregate amount of funds available on the next Business Day in the City of New York, New York, equal to the interest to be paid to all Holders of such Tortoise Notes on such Interest Payment Date. The Issuer shall not be required to establish any reserves for the payment of interest.
          (iv) All moneys paid to the Paying Agent for the payment of interest shall be held in trust for the payment of such interest by the Paying Agent for the benefit of the Holders specified in subparagraph (b)(v) of this Section 2.02. Any moneys paid to the Paying Agent in accordance with the foregoing but not applied by the Paying Agent to the payment of interest, including interest earned on such moneys, will, to the extent permitted by law, be repaid to the Issuer at the end of 90 days from the date on which such moneys were to have been so applied.

          (v) Each interest payment on a series of Tortoise Notes shall be paid on the Interest Payment Date therefor to the Holders of that series as their names appear on the security ledger or security records of the Issuer on the Business Day next preceding such Interest Payment Date. Interest in arrears for any past Rate Period may be declared and paid at any time, without reference to any regular Interest Payment Date, to the Holders as their names appear on the books or records of the Issuer on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. No interest will be payable in respect of any Interest Payment or payments which may be in arrears.
          (c) (i) The interest rate on Outstanding Tortoise Notes of each series during the period from and after the Original Issue Date to and including the last day of the initial Rate Period therefor shall be equal to 5.27%. For each subsequent Rate Period with respect to the Tortoise Notes Outstanding thereafter, the interest rate shall be equal to the rate per annum that results from an Auction; provided, however, that if an Auction for any subsequent Rate Period of a series of Tortoise Notes is not held for any reason or if Sufficient Clearing Bids have not been made in an Auction (other than as a result of all series of Tortoise Notes being the subject of Submitted Hold Orders), then the interest rate on a series of Tortoise Notes for any such Rate Period shall be the Maximum Rate (except during a Default Period (as defined below) when the interest rate shall be the Default Rate, as set forth in Section 2.02(c)(ii) below). The All Hold Rate will apply automatically following an Auction in which all of the Outstanding series of Tortoise Notes are subject (or are deemed to be subject) to Hold Orders. The rate per annum at which interest is payable on a series of Tortoise Notes as determined pursuant to this Section 2(c)(i) shall be the “Applicable Rate.” For Standard Rate Periods or shorter periods only, the Applicable Rate resulting from an Auction will not be less than the Minimum Rate.
          (ii) Subject to the cure provisions below, a “Default Period” with respect to a particular series will commence on any date the Issuer fails to deposit irrevocably in trust in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) the full amount of any redemption price (the “Redemption Price”) payable on the date fixed for redemption (the “Redemption Date”) (a “Redemption Default,” which shall constitute an Event of Default pursuant to Section 5.1(7) of the Original Indenture) or (B) the full amount of any accrued interest on that series payable on the Interest Payment Date (an “Interest Default” and together with a Redemption Default, hereinafter referred to as “Default”). Subject to the cure provisions of Section 2(c)(iii) below, a Default Period with respect to an Interest Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid interest and any unpaid Redemption Price shall have been deposited irrevocably in trust in same-day funds with the Paying Agent. In the case of an Interest Default, the Applicable Rate for each Rate Period commencing during a Default Period will be equal to the Default Rate, and each subsequent Rate Period commencing after the beginning of a Default Period shall be a Standard Rate Period; provided, however, that the commencement of a Default Period will not by itself cause the commencement of a new Rate Period. No Auction shall be held during a Default Period with respect to an Interest Default applicable to that series of Tortoise Notes.

          (iii) No Default Period with respect to an Interest Default or Redemption Default shall be deemed to commence if the amount of any interest or any Redemption Price due (if such default is not solely due to the willful failure of the Issuer) is deposited irrevocably in trust, in same-day funds with the Paying Agent by 12:00 noon, New York City time within three Business Days after the applicable Interest Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 360 for each series. The Default Rate shall be equal to the Reference Rate multiplied by three (3).
          (iv) The amount of interest per Unit of Tortoise Notes payable on each Interest Payment Date of each Rate Period of less than one (1) year (or in respect of interest on another date in connection with a redemption during such Rate Period) shall be computed by multiplying the Applicable Rate (or the Default Rate) for such Rate Period (or a portion thereof) by a fraction, the numerator of which will be the number of days in such Rate Period (or portion thereof) that such Tortoise Notes were outstanding and for which the Applicable Rate or the Default Rate was applicable and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Rate Period of one (1) year or more, the amount of interest per Unit of Tortoise Notes payable on any Interest Payment Date (or in respect of interest on another date in connection with a redemption during such Rate Period) shall be computed as described in the preceding sentence.
          (d) Any Interest Payment made on any series of Tortoise Notes shall first be credited against the earliest accrued but unpaid interest due with respect to such series.
     Section 2.03 Redemption.
          (a) (i) After the initial Rate Period, subject to the provisions of this Section 2.03 and to the extent permitted under the Investment Company Act, the Issuer may, at its option, redeem in whole or in part out of funds legally available therefor a series of Tortoise Notes herein designated as (A) having a Rate Period of one year or less, on the Business Day after the last day of such Rate Period by delivering a notice of redemption not less than 15 days and not more than 40 days prior to the date fixed for such redemption, at a redemption price equal to the aggregate principal amount, plus an amount equal to accrued but unpaid interest thereon (whether or not earned) to the date fixed for redemption (“Redemption Price”), or (B) having a Rate Period of more than one year, on any Business Day prior to the end of the relevant Rate Period by delivering a notice of redemption not less than 15 days and not more than 40 days prior to the date fixed for such redemption, at the Redemption Price, plus a redemption premium, if any, determined by the Board of Directors after consultation with the Broker-Dealers and set forth in any applicable Specific Redemption Provisions at the time of the designation of such Rate Period as set forth in Section 2.04 hereof; provided, however, that during a Rate Period of more than one year no series of Tortoise Notes will be subject to optional redemption except in accordance with any Specific Redemption Provisions approved by the Board of Directors after consultation with the Broker-Dealers at the time of the designation of such Rate Period. Notwithstanding the foregoing, the Issuer shall not give a notice of or effect any redemption pursuant to this Section 2.03(a)(i) unless, on the date on which the Issuer intends to give such notice and on the date of redemption (a) the Issuer has available certain Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of a series of Tortoise Notes by reason of the redemption of such Tortoise Notes on such date fixed for the redemption and (b) the Issuer would have Eligible Assets with an aggregate Discounted Value at least equal the Tortoise Notes Basic Maintenance Amount immediately subsequent to such redemption, if such redemption were to occur on such date, it being understood that the provisions of paragraph (d) of this Section 2.03 shall be applicable in such circumstances in the event the Issuer makes the deposit and takes the other action required thereby.
          (ii) If the Issuer fails to maintain, as of any Valuation Date, Eligible Assets with an aggregate Discounted Value at least equal to the Tortoise Notes Basic Maintenance Amount or, as of the last Business Day of any month, the 1940 Act Tortoise Notes Asset Coverage, and such failure is not cured within ten Business Days following such Valuation Date in the case of a failure to maintain the Tortoise Notes Basic Maintenance Amount or on the last Business Day of the following month in the case of a failure to maintain the 1940 Act Tortoise Notes Asset Coverage as of such last Business Day (each an “Asset Coverage Cure Date”), the Tortoise Notes will be subject to mandatory redemption out of funds legally available therefor. The aggregate principal amount of Tortoise Notes to be redeemed in such circumstances will be equal to the lesser of (A) the minimum principal amount of Tortoise Notes the redemption of which, if deemed to have occurred immediately prior to the opening of business on the relevant Asset Coverage Cure Date, would result in the Issuer having Eligible Assets with an aggregate Discounted Value at least equal to the Tortoise Notes Basic Maintenance Amount, or sufficient to satisfy 1940 Act Tortoise Notes Asset Coverage, as the case may be, in either case as of the relevant Asset Coverage Cure Date (provided that, if there is no such minimum principal amount of Tortoise Notes the redemption of which would have such result, all Tortoise Notes then Outstanding will be redeemed), and (B) the maximum principal amount of Tortoise Notes that can be redeemed out of funds expected to be available therefor on the Mandatory Redemption Date at the Mandatory Redemption Price set forth in subparagraph (a)(iii) of this Section 2.03.
          (iii) In determining the Tortoise Notes required to be redeemed in accordance with the foregoing Section 2.03(a)(ii), the Issuer shall allocate the aggregate principal amount of Tortoise Notes required to be redeemed to satisfy the Tortoise Notes Basic Maintenance Amount or the 1940 Act Tortoise Notes Asset Coverage, as the case may be, pro rata among the Holders of Tortoise Notes in proportion to the aggregate principal amount of Tortoise Notes they hold, by lot or by such other method as the Issuer shall deem equitable, subject to the further provisions of this subparagraph (iii). The Issuer shall effect any required mandatory redemption pursuant to subparagraph (a)(ii) of this Section 2.03 no later than 40 days after the Asset Coverage Cure Date (the “Mandatory Redemption Date”), except that if the Issuer does not have funds legally available for the redemption of, or is not otherwise legally permitted to redeem, the aggregate principal amount of Tortoise Notes which would be required to be redeemed by the Issuer under clause (A) of subparagraph (a)(ii) of this Section 2.03 if sufficient funds were available, or the Issuer otherwise is unable to effect such redemption on or prior to such Mandatory Redemption Date, the Issuer shall redeem those Tortoise Notes, and other Notes, on the earliest practicable date on which the Issuer will have such funds available, upon notice pursuant to Section 2.03(b) to record owners of the Tortoise Notes to be redeemed and the Paying Agent. The Issuer will deposit with the Paying Agent funds sufficient to redeem the specified aggregate principal amount of Tortoise Notes with respect to a redemption required under subparagraph (a)(ii) of this Section 2.03, by 1:00 p.m., New York City time, of the Business Day immediately preceding the Mandatory Redemption Date. If fewer than all of the Outstanding Tortoise Notes are to be redeemed pursuant to this Section 2.03(a)(iii), the aggregate principal amount of Tortoise Notes to be redeemed shall be redeemed pro rata from the Holders of such Tortoise Notes in proportion to the aggregate principal amount of such Tortoise Notes held by such Holders, by lot or by such other method as the Issuer shall deem fair and equitable, subject, however, to the terms of any applicable Specific Redemption Provisions. “Mandatory Redemption Price” means the Redemption Price plus (in the case of a Rate Period of one year or more only) a redemption premium, if any, determined by the Board of Directors after consultation with the Broker-Dealers and set forth in any applicable Specific Redemption Provisions.
          (b) In the event of a redemption pursuant to Section 2.03(a), the Issuer will file a notice of its intention to redeem with the Commission so as to provide at least the minimum notice required under Rule 23c-2 under the Investment Company Act or any successor provision. In addition, the Issuer shall deliver a notice of redemption to the Auction Agent and the Trustee (the “Notice of Redemption”) containing the information set forth below (i) in the case of an optional redemption pursuant to subparagraph (a)(i) above, at least three Business Days prior to the giving of notice to the Holders and (ii) in the case of a mandatory redemption pursuant to subparagraph (a)(ii) above, on or prior to the 30th day preceding the Mandatory Redemption Date. The Trustee will use its reasonable efforts to provide notice to each Holder of Tortoise Notes called for redemption by electronic or other reasonable means not later than the close of business on the Business Day immediately following the day on which the Trustee determines the Tortoise Notes to be redeemed (or, during a Default Period with respect to such Tortoise Notes, not later than the close of business on the Business Day immediately following the day on which the Trustee receives Notice of Redemption from the Issuer). The Trustee shall confirm such notice in writing not later than the close of business on the third Business Day preceding the date fixed for redemption by providing the Notice of Redemption to each Holder of Tortoise Notes called for redemption, the Paying Agent (if different from the Trustee) and the Securities Depository. Notice of Redemption will be addressed to the registered owners of each series of Tortoise Notes at their addresses appearing on the books or records of the Issuer. Such Notice of Redemption will set forth (i) the date fixed for redemption, (ii) the principal amount and identity of Tortoise Notes to be redeemed, (iii) the redemption price (specifying the amount of accrued interest to be included therein and any redemption premium, if any), (iv) that interest on the Tortoise Notes to be redeemed will cease to accrue on such date fixed for redemption, (v) applicable cusip number(s) and (vi) the provision under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law. If fewer than all Tortoise Notes held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the principal amount of Tortoise Notes to be redeemed from such Holder.

          (c) Notwithstanding the provisions of paragraph (a) of this Section 2.03, no Tortoise Notes may be redeemed unless all interest on the Outstanding Tortoise Notes and all Notes of the Issuer ranking on a parity with the Tortoise Notes, have been or are being contemporaneously paid or set aside for payment; provided, however, that the foregoing shall not prevent the purchase or acquisition of all Outstanding Tortoise Notes pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding Tortoise Notes.
          (d) Upon the deposit of funds sufficient to redeem any Tortoise Notes with the Paying Agent and the giving of the Notice of Redemption to the Trustee under paragraph (b) of this Section 2.03, interest on such Tortoise Notes shall cease to accrue and such Tortoise Notes shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Issuer has maintained the requisite Tortoise Notes Basic Maintenance Amount or the 1940 Act Tortoise Notes Asset Coverage), and all rights of the Holder of the Tortoise Notes so called for redemption shall cease and terminate, except the right of such Holder to receive the redemption price specified herein, but without any interest or other additional amount. Such redemption price shall be paid by the Paying Agent to the nominee of the Securities Depository. The Issuer shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of (i) the aggregate redemption price of the Tortoise Notes called for redemption on such date and (ii) such other amounts, if any, to which Holders of the Tortoise Notes called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be paid to the Issuer, after which time the Holders of Tortoise Notes so called for redemption may look only to the Issuer for payment of the redemption price and all other amounts, if any, to which they may be entitled. The Issuer shall be entitled to receive, from time to time after the date fixed for redemption, any interest earned on the funds so deposited.
          (e) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, or is otherwise prohibited, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Failure to redeem any series of Tortoise Notes shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Issuer shall have failed, for any reason whatsoever, to deposit in trust with the Paying Agent the redemption price with respect to any Tortoise Notes for which such Notice of Redemption has been given. Notwithstanding the fact that the Issuer may not have redeemed any Tortoise Notes for which a Notice of Redemption has been given, interest may be paid on a series of Tortoise Notes and shall include those Tortoise Notes for which Notice of Redemption has been given but for which deposit of funds has not been made.
          (f) All moneys paid to the Paying Agent for payment of the redemption price of any Tortoise Notes called for redemption shall be held in trust by the Paying Agent for the benefit of Holders of Tortoise Notes to be redeemed.
          (g) So long as any Tortoise Notes are held of record by the nominee of the Securities Depository, the redemption price for such Tortoise Notes will be paid on the date fixed for redemption to the nominee of the Securities Depository for distribution to Agent Members for distribution to the persons for whom they are acting as agent.
          (h) Except for the provisions described above, nothing contained herein limits any right of the Issuer to purchase or otherwise acquire any Tortoise Notes outside of an Auction at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, there is no arrearage in the payment of interest on, or the mandatory or optional redemption price with respect to, any series of Tortoise Notes for which Notice of Redemption has been given and the Issuer is in compliance with the 1940 Act Tortoise Notes Asset Coverage and has Eligible Assets with an aggregate Discounted Value at least equal to the Tortoise Notes Basic Maintenance Amount after giving effect to such purchase or acquisition on the date thereof. If fewer than all the Outstanding Tortoise Notes of any series are redeemed or otherwise acquired by the Issuer, the Issuer shall give notice of such transaction to the Trustee, in accordance with the procedures agreed upon by the Board of Directors.
          (i) The Board of Directors may, without further consent of the holders of the Tortoise Notes or the holders of shares of capital stock of the Issuer, authorize, create or issue any class or series of Notes, including other series of Tortoise Notes, ranking prior to or on a parity with the Tortoise Notes to the extent permitted by the Investment Company Act, if, upon issuance, either (A) the net proceeds from the sale of such Notes (or such portion thereof needed to redeem or repurchase the Outstanding Tortoise Notes) are deposited with the Trustee in accordance with Section 2.03(d), Notice of Redemption as contemplated by Section 2.03(b) has been delivered prior thereto or is sent promptly thereafter, and such proceeds are used to redeem all Outstanding Tortoise Notes or (B) the Issuer would meet the 1940 Act Tortoise Notes Asset Coverage, the Tortoise Notes Basic Maintenance Amount and the requirements of Section 2.08 hereof.
          (j) If any Tortoise Notes are to be redeemed and such Tortoise Notes are held by the Securities Depository, the Issuer shall include in the notice of redemption delivered to the Securities Depository: (i) under an item entitled “Publication Date for Securities Depository Purposes”, the Interest Payment Date prior to the Redemption Date, and (ii) an instruction to the Securities Depository to (x) determine on such Publication Date after the Auction held on the immediately preceding Auction Date has settled, the Depository participants whose Securities Depository positions will be redeemed and the principal amount of such Tortoise Notes to be redeemed from each such position (the “Securities Depository Redemption Information”), and (y) notify the Auction Agent immediately after such determination of (A) the positions of the Depository Participants in such Tortoise Notes immediately prior to such Auction settlement, (B) the positions of the Depository Participants in such Tortoise Notes immediately following such Auction settlement and (C) the Securities Depository Redemption Information. “Publication Date” shall mean three Business Days after the Auction Date next preceding such Redemption Date.
     Section 2.04 Designation of Rate Period.
          (a) The initial Rate Period for each series of Tortoise Notes is as set forth under “Designation” in Section 2.01(a) above. The Issuer will designate the duration of subsequent Rate Periods of each series of Tortoise Notes; provided, however, that no such designation is necessary for a Standard Rate Period and, provided further, that any designation of a Special Rate Period shall be effective only if (i) notice thereof shall have been given as provided herein, (ii) any failure to pay in a timely manner to the Trustee the full amount of any interest on, or the redemption price of, Tortoise Notes shall have been cured as provided above, (iii) Sufficient Clearing Bids shall have existed in an Auction held on the Auction Date immediately preceding the first day of such proposed Special Rate Period, (iv) if the Issuer shall have mailed a Notice of Redemption with respect to any Tortoise Notes, the redemption price with respect to such Tortoise Notes shall have been deposited with the Paying Agent, and (v) in the case of the designation of a Special Rate Period, the Issuer has confirmed that as of the Auction Date next preceding the first day of such Special Rate Period, it has Eligible Assets with an aggregate Discounted Value at least equal to the Tortoise Notes Basic Maintenance Amount, and the Issuer has consulted with the Broker-Dealers and has provided notice of such designation and otherwise complied with the Rating Agency Guidelines.
          (b) If the Issuer proposes to designate any Special Rate Period, not fewer than 7 (or two Business Days in the event the duration of the Rate Period prior to such Special Rate Period is fewer than 8 days) nor more than 30 Business Days prior to the first day of such Special Rate Period, notice shall be (i) made by press release and (ii) communicated by the Issuer by telephonic or other means to the Trustee and confirmed in writing promptly thereafter. Each such notice shall state (A) that the Issuer proposes to exercise its option to designate a succeeding Special Rate Period, specifying the first and last days thereof and (B) that the Issuer will by 3:00 p.m., New York City time, on the second Business Day next preceding the first day of such Special Rate Period, notify the Auction Agent and the Trustee, who will promptly notify the Broker-Dealers, of either (x) its determination, subject to certain conditions, to proceed with such Special Rate Period, subject to the terms of any Specific Redemption Provisions, or (y) its determination not to proceed with such Special Rate Period, in which latter event the succeeding Rate Period shall be a Standard Rate Period.
     No later than 3:00 p.m., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period, the Issuer shall deliver to the Auction Agent and Trustee, who will promptly deliver to the Broker-Dealers and Existing Holders, either:
          (i) a notice stating (A) that the Issuer has determined to designate the next succeeding Rate Period as a Special Rate Period, specifying the first and last days thereof and (B) the terms of any Specific Redemption Provisions; or
          (ii) a notice stating that the Issuer has determined not to exercise its option to designate a Special Rate Period.
If the Issuer fails to deliver either such notice with respect to any designation of any proposed Special Rate Period to the Auction Agent or is unable to make the confirmation provided in clause (v) of Paragraph (a) of this Section 2.04 by 3:00 p.m., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period, the Issuer shall be deemed to have delivered a notice to the Auction Agent with respect to such Rate Period to the effect set forth in clause (ii) above, thereby resulting in a Standard Rate Period.

     Section 2.05 Restrictions on Transfer. Tortoise Notes may be transferred only (a) pursuant to an order placed in an Auction, (b) to or through a Broker-Dealer or (c) to the Issuer or any Affiliate. Notwithstanding the foregoing, a transfer other than pursuant to an Auction will not be effective unless the selling Existing Holder or the Agent Member of such Existing Holder, in the case of an Existing Holder whose Tortoise Notes are listed in its own name on the books of the Auction Agent, or the Broker-Dealer or Agent Member of such Broker-Dealer, in the case of a transfer between persons holding Tortoise Notes through different Broker-Dealers, advises the Auction Agent of such transfer. The certificates representing the Tortoise Notes issued to the Securities Depository will bear legends with respect to the restrictions described above and stop-transfer instructions will be issued to the Transfer Agent and/or Registrar.
     Section 2.06 1940 Act Tortoise Notes Asset Coverage. The Issuer shall maintain, as of the last Business Day of each month in which any Tortoise Notes are Outstanding, asset coverage with respect to the Tortoise Notes which is equal to or greater than the 1940 Act Tortoise Notes Asset Coverage; provided, however, that Section 2.03(a)(ii) shall be the sole remedy in the event the Issuer fails to do so.
     Section 2.07 Tortoise Notes Basic Maintenance Amount. So long as the Tortoise Notes are Outstanding and any Rating Agency is then rating the Tortoise Notes, the Issuer shall maintain, as of each Valuation Date, Eligible Assets having an aggregate Discounted Value equal to or greater than the Tortoise Notes Basic Maintenance Amount; provided, however, that Section 2.03(a)(ii) shall be the sole remedy in the event the Issuer fails to do so.
     Section 2.08 Certain Other Restrictions.
          (a) For so long as any Tortoise Notes are Outstanding and any Rating Agency is then rating the Tortoise Notes, the Issuer will not engage in certain proscribed transactions set forth in the Rating Agency Guidelines, unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to a series of Tortoise Notes.
          (b) For so long as any Tortoise Notes are Outstanding, the Issuer will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, common shares or other shares of capital stock of the Issuer) upon any class of shares of capital stock of the Issuer, unless, in every such case, immediately after such transaction, the 1940 Act Tortoise Notes Asset Coverage would be achieved after deducting the amount of such dividend, distribution, or purchase price, as the case may be; provided, however, that dividends may be declared upon any preferred shares of capital stock of the Issuer if the Tortoise Notes and any other senior securities representing indebtedness of the Issuer have an asset coverage of at least 200% at the time of declaration thereof, after deducting the amount of such dividend.
          (c) A declaration of a dividend or other distribution on or purchase or redemption of any common or preferred shares of capital stock of the Issuer is prohibited (i) at any time that an Event of Default under the Indenture has occurred and is continuing, (ii) if after giving effect to such declaration, the Issuer would not have Eligible Assets with an aggregate

Discounted Value at least equal to the Tortoise Notes Basic Maintenance Amount or the 1940 Act Tortoise Notes Asset Coverage, or (iii) the Issuer has not redeemed the full amount of Tortoise Notes required to be redeemed by any provisions for mandatory redemption contained herein.
     Section 2.09 Compliance Procedures for Asset Maintenance Tests. For so long as any Tortoise Notes are Outstanding and any Rating Agency is then rating such Tortoise Notes:
          (a) As of each Valuation Date, the Issuer shall determine in accordance with the procedures specified herein (i) the Market Value of each Eligible Asset owned by the Issuer on that date, (ii) the Discounted Value of each such Eligible Asset using the Discount Factors, (iii) whether the Tortoise Notes Basic Maintenance Amount is met as of that date, (iv) the value of the total assets of the Issuer, less all liabilities, and (v) whether the 1940 Act Tortoise Notes Asset Coverage is met as of that date.
          (b) Upon any failure to maintain the required Tortoise Notes Basic Maintenance Amount or 1940 Act Tortoise Notes Asset Coverage on any Valuation Date, the Issuer may use reasonable commercial efforts (including, without limitation, altering the composition of its portfolio, purchasing Tortoise Notes outside of an Auction or in the event of a failure to file a Rating Agency Certificate (as defined below) on a timely basis, submitting the requisite Rating Agency Certificate) to re-attain (or certify in the case of a failure to file on a timely basis, as the case may be) the required Tortoise Notes Basic Maintenance Amount or 1940 Act Tortoise Notes Asset Coverage on or prior to the Asset Coverage Cure Date.
          (c) Compliance with the Tortoise Notes Basic Maintenance Amount and 1940 Act Tortoise Notes Asset Coverage tests shall be determined with reference to those Tortoise Notes which are deemed to be Outstanding hereunder.
          (d) The Issuer shall deliver to each Rating Agency which is then rating Tortoise Notes and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines regarding 1940 Act Tortoise Notes Asset Coverage, Tortoise Notes Basic Maintenance Amount and/or related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines (each, a “Rating Agency Certificate”).
          (e) In the event that any Rating Agency Certificate is not delivered within the time periods set forth in the Rating Agency Guidelines, the Issuer shall be deemed to have failed to maintain the Tortoise Notes Basic Maintenance Amount or the 1940 Act Tortoise Notes Asset Coverage, as the case may be, on such Valuation Date for purposes of Section 2.09(b). In the event that any Rating Agency Certificate with respect to an applicable Asset Coverage Cure Date is not delivered within the time periods set forth in the Rating Agency Guidelines, the Issuer shall be deemed to have failed to have Eligible Assets with an aggregate Discounted Value at least equal to the Tortoise Notes Basic Maintenance Amount or to meet the 1940 Tortoise Notes Asset Coverage, as the case may be, as of the related Valuation Date, and such failure shall be deemed not to have been cured as of such Asset Coverage Cure Date for purposes of the mandatory redemption provisions.

     Section 2.10 Delivery of Notes. Upon the execution and delivery of this Supplemental Indenture, the Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate the Tortoise Notes and deliver them to The Depository Trust Company and as hereinafter in this Section provided.
     Prior to the delivery by the Trustee of any of the Tortoise Notes, there shall have been filed with or delivered to the Trustee the following:
          (a) A resolution duly adopted by the Issuer, certified by the Secretary or other Authorized Officer thereof, authorizing the execution and delivery of this Supplemental Indenture and the issuance of the Tortoise Notes.
          (b) Duly executed copies of this Supplemental Indenture and a copy of the Indenture.
          (c) Rating letters from each Rating Agency rating the Tortoise Notes.
          (d) An Opinion of Counsel and an Officers’ Certificate pursuant to Sections 3.3 and 9.3 of the Original Indenture.
     Section 2.11 Trustee’s Authentication Certificate. The Trustee’s authentication certificate upon the Tortoise Notes shall be substantially in the forms provided in Appendix C hereto. No Tortoise Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Trustee; and such certificate of the Trustee upon any Tortoise Note shall be conclusive evidence and the only competent evidence that such Bond has been authenticated and delivered hereunder. The Trustee’s certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer of the Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Tortoise Notes issued hereunder.
ARTICLE III
GENERAL PROVISIONS
     Section 3.01 Trustee as Paying Agent. The Trustee shall serve as Paying Agent, Transfer Agent and Registrar unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Issuer to serve as Paying Agent, Transfer Agent and Registrar.
     Section 3.02 The Issuer to Provide Funds for Interest and Redemptions. Not later than 3:00 p.m. on the Business Day preceding each Interest Payment Date, the Issuer shall deposit with the Paying Agent an aggregate amount of federal funds or similar same-day funds equal to the declared interest to be paid to Holders on such Interest Payment Date and shall give the Paying Agent irrevocable instructions to apply such funds to the payment of such interest on such Interest Payment Date.

     If the Issuer shall give a Notice of Redemption, then by 11:00 AM on the date fixed for redemption, the Issuer shall deposit in trust with the Paying Agent an aggregate amount of federal funds or similar same-day funds sufficient to redeem such Tortoise Notes called for redemption and shall give the Paying Agent irrevocable instructions and authority to pay the redemption price to the Holders of Tortoise Notes called for redemption upon surrender of the certificate or certificates therefor.
     Section 3.03 Disbursing Interest and Redemption Price. After receipt of the federal funds or similar same-day funds and instructions from the Issuer, the Paying Agent shall pay to the Holders (or former Holders) entitled thereto (i) on each corresponding Interest Payment Date, interest on the Tortoise Notes, and (ii) on any date fixed for redemption, the redemption price of any Tortoise Notes called for redemption. The amount of interest for any Rate Period to be paid by the Paying Agent to Holders will be determined by the Issuer as set forth in this Supplemental Indenture. The redemption price to be paid by the Paying Agent to the Holders of any Tortoise Notes called for redemption will be determined as set forth in this Supplemental Indenture. The Paying Agent shall have no duty to determine the redemption price and may rely conclusively on the amount thereof set forth in the Notice of Redemption.
     Section 3.04 Original Issue of Tortoise Note Authentication Certificates. On the Original Issue Date for any Tortoise Note, one certificate for Tortoise Notes shall be issued by the Issuer and registered in the name of Cede & Co., as nominee of the Securities Depository, and countersigned by the Paying Agent.
     Section 3.05 Registration of Transfer or Exchange of Tortoise Notes. The Tortoise Notes shall be registered solely in the name of the Securities Depository or its nominee. If the Securities Depository shall give notice of its intention to resign as such, and if the Issuer shall not have selected a substitute Securities Depository acceptable to the Paying Agent prior to such resignation, then, upon such resignation of the Securities Depository, the Tortoise Notes, at the Issuer’s request and expense, may be registered for transfer or exchange, and new certificates thereupon shall be issued in the name of the designated transferee or transferees, upon surrender of the old certificate in form deemed by the Paying Agent to be endorsed properly for transfer with (a) all necessary endorsers’ signatures guaranteed in such manner and form and by such guarantor as the Paying Agent may reasonably require, (b) such assurances as the Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and (c) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes in connection with any registration of transfer or exchange or funds necessary for the payment of such taxes. If there is no Securities Depository, at the Issuer’s option and upon its receipt of such documents as it deems appropriate, any Tortoise Notes may be registered in the note register in the name of the Beneficial Owner thereof, and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates thereof upon transfer or exchange thereof at the Issuer’s expense.
     Section 3.06 Removal of Legend. Any request for removal of a legend indicating a restriction on transfer from a certificate evidencing Tortoise Notes shall be accompanied by an opinion of counsel stating that such legend may be removed and such Tortoise Notes may be transferred free of the restriction described in such legend, said opinion to be delivered under cover of a letter from an officer of the Issuer authorizing the Paying Agent to remove the legend on the basis of said opinion.
     Section 3.07 Lost, Stolen or Destroyed Tortoise Note Authentication Certificates. The Paying Agent shall, at the Holder’s expense, issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Issuer and by the Paying Agent, subject at all times to provisions of law, this Supplemental Indenture governing such matters and resolutions adopted by the Issuer with respect to lost, stolen or destroyed securities. The Paying Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Issuer to the Paying Agent to issue a replacement or new certificate pursuant to this section shall be deemed to be a representation and warranty by the Issuer to the Paying Agent that such issuance will comply with provisions of applicable law and this Supplemental Indenture and resolutions of the Issuer.
     Section 3.08 Disposition of Canceled Certificates; Record Retention. The Paying Agent shall retain certificates which have been canceled and any accompanying documentation thereto in accordance with applicable rules and regulations of the Commission for at least six calendar years from the date of such cancellation. The Paying Agent, upon written request by the Issuer, shall afford to the Issuer, its agents and counsel access at reasonable times during normal business hours to review and make extracts or copies (at the Issuer’s sole cost and expense) of such certificates and accompanying documentation. Upon the expiration of this six-year period, the Paying Agent, upon written request by the Issuer, shall deliver to the Issuer the canceled certificates and any accompanying documentation. In the event that the Commission requests that any or all such records be furnished to it, the Paying Agent shall provide the Issuer with prompt written notice of such request so that the Issuer may appeal such request and the Paying Agent shall cooperate with the Issuer in any such appeal. In the event that such appeal is unsuccessful, the Paying Agent shall be permitted to furnish to the Commission, either at its principal office or at any regional office, complete, correct and current hard copies of any and all records that were requested by the Commission provided that the Paying Agent shall exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to such records. Thereafter, such records shall not be destroyed by the Issuer without the approval of the Paying Agent, which approval shall not be withheld unreasonably, but will be safely stored for possible future reference.
     Section 3.09 Register. The Paying Agent shall maintain the register, which shall contain a list of the Holders, the number of Tortoise Notes held by each Holder and the address of each Holder. The Paying Agent shall record in the register any change of address of a Holder upon notice by such Holder. In case of any written request or demand for the inspection of the register or any other books of the Issuer in the possession of the Paying Agent, the Paying Agent will notify the Issuer and secure instructions as to permitting or refusing such inspection. The Paying Agent reserves the right, however, to exhibit the register or other records to any person in case it is (a) ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure or (b) advised by its counsel that its failure to do so would be unlawful.

     Section 3.10 Return of Funds. Any funds paid to the Paying Agent for the paying of interest but not applied to the payment of interest, including interest earned on such moneys, will, to the extent permitted by law, be repaid to the Issuer at the end of 90 days from the date on which such moneys were to have been so applied. Upon written request, the Issuer shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of (i) the aggregate redemption price of the Tortoise Notes called for redemption on such date and (ii) such other amounts, if any, to which Holders of Tortoise Notes called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be paid to the Issuer upon its written request whereupon the Issuer shall assume all responsibility and liability for compliance with any abandoned or unclaimed property law or regulation. Funds, while deposited with the Auction Agent, will be held in trust for the payment of the applicable interest, redemption price or, as may be applicable under this Supplemental Indenture, other charges.
     Section 3.11 Date of Execution. This Supplemental Indenture for convenience and for the purpose of reference is dated as of May 24, 2007.
     Section 3.12 Laws Governing. It is the intent of the parties hereto that this Supplemental Indenture shall in all respects be governed by the laws of the State of New York. The parties agree that all actions and proceedings arising out of this Indenture or any of the transactions contemplated hereby shall be brought in the County of New York and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Indenture or the transactions contemplated hereby.
     Section 3.13 Severability. Of any covenant, agreement, waiver, or part thereof in this Supplemental Indenture contained be forbidden by any pertinent law or under any pertinent law be effective to render this Supplemental Indenture invalid or unenforceable or to impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall itself be and is hereby declared to be wholly ineffective, and this Supplemental Indenture shall be construed as if the same were not included herein.
     Section 3.14 Exhibits. The terms of the Exhibits attached to this Supplemental Indenture are incorporated herein in all particulars.
ARTICLE IV
APPLICABILITY OF INDENTURE
     The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Supplemental Indenture. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

     IN WITNESS WHEREOF, the Issuer has caused this Supplemental Indenture to be executed in its corporate name and behalf by the Secretary, and the Trustee, to evidence its acceptance of the trusts hereby created, has caused this Supplemental Indenture to be executed in its corporate name and behalf, all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Trustee have caused this Supplemental Indenture to be dated as of the date herein above first shown, although actually executed on the dates shown in the acknowledgments hereafter appearing. The Issuer’s Articles of Incorporation are on file with the Secretary of State of the State of Maryland, and said officers of the Issuer have executed this Supplemental Indenture as officers and not individually, and the obligations and rights set forth in this Supplemental Indenture are not binding upon any such officers, or the Board of Directors or stockholders of the Issuer, individually, but are binding only upon the assets and property of the Issuer.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

By:

Name: Connie J. Savage
Title: Secretary

BNY MIDWEST TRUST COMPANY, as Trustee

By:

Name:
Title:

APPENDIX A
AUCTION PROCEDURES
     1. Orders by Existing Holders and Potential Beneficial Owners. (a) Prior to the Broker-Dealer Deadline for each Series of Tortoise Notes on each Auction Date:
          (i) each Existing Holder may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, one or more Orders as to:
          (A) the principal amount of Tortoise Notes, if any, of the series held by the Existing Holder which the Existing Holder commits to continue to hold for the next succeeding Auction Period without regard to the Applicable Rate for such Auction Period;
          (B) the principal amount of Tortoise Notes, if any, of the series held by the Existing Holder which the Existing Holder commits to continue to hold for the next succeeding Auction Period if the Applicable Rate for Tortoise Notes for the next succeeding Auction Period is not less than the rate per annum specified in such Bid (and if the Auction Rate is less than such specified rate, the effect of the Order shall be as set forth in paragraph (b)(i)(A) of this Section); and/or
          (C) the principal amount of Tortoise Notes, if any, of the series held by the Existing Holder which the Existing Holder offers to sell on the first Business Day of the next succeeding Auction Period without regard to the Applicable Rate for Tortoise Notes for the next succeeding Auction Period; and
          (ii) each Potential Beneficial Owner may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, an Order as to the principal amount of outstanding Tortoise Notes of a series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for the Tortoise Notes of such series for the next succeeding Rate Period is not less than the rate per annum then specified by such Potential Beneficial Owner.
     For the purposes of the Auction Procedures, an Order containing the information referred to in clause (i)(A) of this paragraph (a) is referred to as a “Hold Order,” an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is referred to as a “Bid,” and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is referred to as a “Sell Order.”
     No Auction Desk of a Broker-Dealer shall accept as an Order a submission (whether received from an Existing Holder or a Potential Beneficial Owner or generated by the Broker-Dealer for its own account) which does not conform to the requirements of the Auction Procedures, including, but not limited to, submissions which are not in Authorized Denominations, specify a rate which contains more than three figures to the right of the decimal point or specify an amount greater than the amount of outstanding Tortoise Notes. No Auction

Desk of a Broker-Dealer shall accept a Bid or Sell Order which is conditioned on being filled in whole or a Bid which does not specify a specific interest rate.
          (b) (i) A Bid by an Existing Holder shall constitute an offer to sell on the first Business Day of the next succeeding Auction Period:
          (A) the principal amount of outstanding Tortoise Notes specified in the Bid if the Applicable Rate for the next succeeding Auction Period shall be less than the rate specified in such Bid; or
          (B) the principal amount or a lesser principal amount of outstanding Tortoise Notes to be determined as described in clause (v) of paragraph (a) of Section 5 of this Appendix A if the Applicable Rate for the next succeeding Auction Period shall be equal to such specified rate; or
          (C) a lesser principal amount of outstanding Tortoise Notes be determined as described in clause (iv) of paragraph (b) of Section 5 of this Appendix A if the rate specified therein shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.
          (ii) A Sell Order by an Existing Holder shall constitute an offer to sell:
          (A) the principal amount of outstanding Tortoise Notes of the series specified in the Sell Order; or
          (B) the principal amount or a lesser principal amount of outstanding Tortoise Notes of the series as set forth in clause (iv) of paragraph (b) of Section 5 of this Appendix A if Sufficient Clearing Bids for Tortoise Notes of the series do not exist;
          (iii) A Bid by a Potential Holder of Tortoise Notes shall constitute an offer to purchase:
          (A) the principal amount of outstanding Tortoise Notes of the series specified in the Bid if the Applicable Rate for the next succeeding Auction Period shall be higher than the rate specified therein; or
          (B) the principal amount or a lesser principal amount of outstanding Tortoise Notes of the series as set forth in clause (vi) of paragraph (a) of Section 5 of this Appendix A if the Applicable Rate for the Tortoise Notes determined on the Auction Date shall be equal to the rate specified therein.
          (C) Anything herein to the contrary notwithstanding:
     (1) if an Order or Orders covering all of the Tortoise Notes of a particular series held by any Existing Holder is not submitted to the Broker-Dealer prior to the Broker-Dealer Deadline, such Broker-Dealer shall deem a Hold Order to have been submitted on behalf of the Existing Holder covering the principal amount of outstanding Tortoise Notes of the series held by the Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if there is a conversion from one Auction Period to a longer Auction Period and Orders have not been submitted to such Broker-Dealer prior to the Broker-Dealer Deadline covering the aggregate principal amount of Tortoise Notes of a particular series to be converted held by such Existing Holder, such Broker-Dealer shall deem a Sell Order to have been submitted on behalf of the Existing Holder covering the principal amount of Tortoise Notes to be converted held by the Existing Holder and not subject to Orders submitted to such Broker-Dealer;
     (2) for purposes of any Auction, any Order by an Existing Holder or Potential Holder shall be revocable until the Broker-Dealer Deadline, and after the Broker-Dealer Deadline all such Orders shall be irrevocable except as provided in Sections 2(e)(ii) and 2(f); and
     (3) for purposes of any Auction, any Tortoise Notes sold or purchased pursuant to clauses (i), (ii) or (iii) of paragraph (b) of this Section 1 shall be sold or purchased at a price equal to 100% of the principal amount thereof.
     2. Submission of Orders by Broker-Dealers to Auction Agent.
          (a) Each Broker-Dealer shall submit to the Auction Agent in writing, or by such other electronic means, as shall be reasonably acceptable to the Auction Agent, prior to the Submission Deadline on each Auction Date, all Orders accepted by such Broker-Dealer in accordance with Section 1 above and specifying with respect to each Order or aggregation of Orders pursuant to paragraph (b) of this Section 2:
          (i) the name of the Broker-Dealer;
          (ii) the number of Bidders placing Orders, if requested by the Auction Agent;
          (iii) the aggregate number of Units of Tortoise Notes of the series, if any, that are the subject of the Order;
          (iv) to the extent that the Bidder is an Existing Holder of Tortoise Notes of the series:
          (A) the number of Units of Tortoise Notes, if any, of the series subject to any Hold Order placed by the Existing Holder;

          (B) the number of Units of Tortoise Notes, if any, of the series subject to any Bid placed by the Existing Holder and the rate specified in the Bid; and
          (C) the number of Units of Tortoise Notes, if any, of the series subject to any Sell Order placed by the Existing Holder; and
          (v) to the extent the Bidder is a Potential Holder of Tortoise Notes of the series, the rate specified in such Bid.
          (b) If more than one Bid is submitted to a Broker-Dealer on behalf of any single Potential Beneficial Owner, the Broker-Dealer shall aggregate each Bid on behalf of such Potential Beneficial Owner submitted with the same rate and consider such Bids as a single Bid and shall consider each Bid submitted with a different rate a separate Bid with the rate and the number of Units of Tortoise Notes of the series specified therein.
A Broker-Dealer may aggregate the Orders of different Potential Beneficial Owners with those of other Potential Beneficial Owners on whose behalf the Broker-Dealer is submitting Orders and may aggregate the Orders of different Existing Holders with other Existing Holders on whose behalf the Broker-Dealer is submitting Orders; provided, however, Bids may only be aggregated if the interest rates on the Bids are the same.
          (c) None of the Issuer, the Trustee or the Auction Agent shall be responsible for the failure of any Broker-Dealer to submit an Order to the Auction Agent on behalf of any Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder.
          (d) Nothing contained herein shall preclude a Broker-Dealer from placing an Order for some or all of the Tortoise Notes of a series for its own account.
          (e) Until the Submission Deadline, a Broker-Dealer may withdraw or modify any Order previously submitted to the Auction Agent (i) for any reason if the Order was generated by the Auction Desk of the Broker-Dealer for the account of the Broker-Dealer or (ii) to correct a Clerical Error in the case of any other Order, including Orders from the Broker-Dealer which were not originated by the Auction Desk.
          (f) After the Submission Deadline, and prior to the Error Correction Deadline, a Broker-Dealer may:
          (i) submit to the Auction Agent an Order received from an Existing Holder, Potential Beneficial Owner or a Broker-Dealer which is not an Order generated by the Auction Desk, in each case prior to the Broker-Dealer Deadline, or an Order generated by the Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline (provided that in each case the Broker-Dealer has a record of such Order and the time when such Order was received or generated) and not submitted to the Auction Agent prior to the Submission Deadline as a result of (A) an event of force majeure or a technological failure which made delivery prior to the Submission Deadline impossible or, under the conditions then prevailing, impracticable or (B) a clerical error on the part of the Broker-Dealer; or

          (ii) modify or withdraw an Order received from an Existing Holder or a Potential Beneficial Owner or generated by the Broker-Dealer (whether generated by the Broker-Dealer’s Auction Desk or elsewhere within the Broker-Dealer) for its own account and submitted to the Auction Agent prior to the Submission Deadline or pursuant to clause (i) above, if the Broker-Dealer determines that such Order contained a Clerical Error on the part of the Broker-Dealer.
In the event a Broker-Dealer makes a submission, modification or withdrawal pursuant to this Section 2(f) and the Auction Agent has already run the Auction, the Auction Agent shall rerun the Auction, taking into account such submission, modification or withdrawal. Each submission, modification or withdrawal of an Order submitted pursuant to this Section 2(f) by a Broker-Dealer after the Submission Deadline and prior to the Error Correction Deadline shall constitute a representation by the Broker-Dealer that (A) in the case of a newly submitted Order or portion thereof or revised Order, the failure to submit such Order prior to the Submission Deadline resulted from an event described in clause (i) above and such Order was received from an Existing Holder or Potential Beneficial Owner or is an Order received from the Broker-Dealer that was not originated by the Auction Desk, in each case, prior to the Broker-Dealer Deadline, or generated internally by such Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline or (B) in the case of a modified or withdrawn Order, such Order was received from an Existing Holder, a Potential Beneficial Owner or the Broker-Dealer which was not originated by the Auction Desk prior to the Broker-Dealer Deadline, or generated internally by such Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline and such Order as submitted to the Auction Agent contained a Clerical Error on the part of the Broker-Dealer and that such Order has been modified or withdrawn solely to effect a correction of such Clerical Error, and in the case of either (A) or (B), as applicable, the Broker-Dealer has a record of such Order and the time when such Order was received or generated. The Auction Agent shall be entitled to rely conclusively (and shall have no liability for relying) on such representation for any and all purposes of the Auction Procedures.
          (g) If after the Auction Agent announces the results of an Auction, a Broker-Dealer becomes aware that an error was made by the Auction Agent, the Broker-Dealer shall communicate such awareness to the Auction Agent prior to 5:00 p.m., New York City time on the Auction Date. If the Auction Agent determines there has been such an error (as a result of either a communication from a Broker-Dealer or its own discovery) prior to 3:00 p.m., New York City time on the first day of the next applicable Auction Period with respect to such Auction, the Auction Agent shall correct the error and notify each Broker-Dealer that submitted Bids or held a position in the Tortoise Notes of the series subject to such Auction of the corrected results.
          (h) Nothing contained herein shall preclude the Auction Agent from:
          (i) advising a Broker-Dealer prior to the Submission Deadline that it has not received Sufficient Clearing Bids for Tortoise Notes of the series, provided, however, that if the Auction Agent so advises any Broker-Dealer, it shall so advise all Broker-Dealers; or

          (ii) verifying the Orders of a Broker-Dealer prior to the Submission Deadline, provided, however, that if the Auction Agent verifies the Orders of any Broker-Dealer, it shall verify the Orders of all Broker-Dealers requesting such verification.
     3. Treatment of Orders by the Auction Agent. Anything herein to the contrary notwithstanding:
          (a) If the Auction Agent receives an Order which does not conform to the requirements of the Auction Procedures, the Auction Agent may contact the Broker-Dealer submitting such Order until one hour after the Submission Deadline and inform such Broker-Dealer that it may resubmit such Order so that it conforms to the requirements of the Auction Procedures. Upon being so informed, such Broker-Dealer may correct and resubmit to the Auction Agent any such Order that, solely as a result of a Clerical Error on the part of such Broker-Dealer, did not conform to the requirements of the Auction Procedures when previously submitted to the Auction Agent. Any such resubmission by a Broker-Dealer shall constitute a representation by such Broker-Dealer that the failure of such Order to have so conformed was solely as a result of a Clerical Error on the part of such Broker-Dealer. If the Auction Agent has not received a corrected conforming Order within one hour and fifteen minutes of the Submission Deadline, the Auction Agent shall, if and to the extent applicable, adjust or apply such Order, as the case may be, in conformity with the provisions of subsections (b), (c) or (d) of this Section 3 and, if the Auction Agent is unable to so adjust or apply such Order, the Auction Agent shall reject such Order.
          (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round the rate up to the next highest one thousandth of one percent (0.001%).
          (c) If one or more Orders covering in the aggregate more than the number of Units of Tortoise Notes of a particular series are submitted by a Broker-Dealer to the Auction Agent, such Orders shall be considered valid as follows:
          (i) all Hold Orders for Tortoise Notes of a series shall be considered Hold Orders, but only up to and including in the aggregate the number of Units of outstanding Tortoise Notes of the series for which such Broker-Dealer is the Broker-Dealer of record;
          (ii) (A) any Bid of a Broker-Dealer shall be considered valid as a Bid of an Existing Holder up to and including the excess of the number of Units of outstanding Tortoise Notes of such series for which such Broker-Dealer is the Broker-Dealer of record over the number of Units of Tortoise Notes of such series subject to any Hold Orders referred to in clause (i) above;
           (B) subject to subclause (A), all Bids of a Broker-Dealer with the same rate shall be aggregated and considered a single Bid of an Existing Holder up to and including the excess of the number of Units of Tortoise Notes of the series for which such Broker-Dealer is the Broker-Dealer of record over the number of Units of Tortoise Notes of such series for which the Broker-Dealer is the Broker-Dealer of record subject to any Hold Orders referred to in clause (i) above;
               (C) subject to subclause (A), if more than one Bid with different rates is submitted by a Broker-Dealer, such Bids shall be considered Bids of an Existing Holder in the ascending order of their respective rates up to the amount of excess of the number of Units of Tortoise Notes of the series for which such Broker-Dealer is the Broker-Dealer of record over the number of Units of Tortoise Notes of such Series for which such Broker-Dealer is the Broker-Dealer of record subject to any Hold Orders referred to in clause (i) above;
               (D) the number of Units, if any, of outstanding Tortoise Notes of the series subject to Bids not considered to be Bids for which such Broker-Dealer is the Broker-Dealer of record under this clause (ii) shall be treated as the subject of a Bid for Tortoise Notes of the series by a Potential Beneficial Owner; and
          (iii) all Sell Orders shall be considered Sell Orders, but only up to and including the number of Units of Tortoise Notes of such series equal to the excess of the number of Units of Tortoise Notes of such series for which such Broker-Dealer is the Broker-Dealer of record over the sum of the number of Units of Tortoise Notes of such series subject to Hold Orders referred to in clause (i) above and the number of Units of Tortoise Notes of such series considered to be subject to Bids for which such Broker-Dealer is the Broker-Dealer of record pursuant to clause (ii) above.
          (d) If an Order is for other than an integral number of Units, then the Auction Agent shall round the number down to the nearest number of whole Units, and the Auction Agent shall conduct the Auction Procedures as if such Order had been submitted in such number of Units.
          (e) If the Auction Agent has been notified by the Trustee or the Issuer that any portion of an Order by a Broker-Dealer relates to a Tortoise Note of a series that has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction, the Order shall be invalid with respect to such portion and the Auction Agent shall conduct the Auction Procedures as if such portion of such Order had not been submitted.
          (f) No Tortoise Note of a series which the Auction Agent has been notified by the Trustee or the Issuer has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be included in the calculation of Available Tortoise Notes for such Auction.
          (g) If an Order or Orders covering all of the Tortoise Notes of a particular series is not submitted by a Broker-Dealer of record prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Broker-Dealer covering the number of Units of Tortoise Notes for which such Broker-Dealer is the Broker-Dealer of record and not subject to Orders submitted to the Auction Agent; provided, however, that if there is a conversion from one Auction Period to a longer Auction Period and Orders have not been submitted by such Broker-Dealer prior to the Submission Deadline covering the number of Units of Tortoise Notes of a particular series to be converted for which such Broker-Dealer is the Broker-Dealer of record, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Broker-Dealer covering the number of Units of Tortoise Notes to be converted for which such Broker-Dealer is the Broker-Dealer of record not subject to Orders submitted by such Broker-Dealer.
     4. Determination of Applicable Rate. (a) If requested by the Trustee or a Broker-Dealer, not later than 10:30 a.m., New York City time (or such other time as may be agreed to by the Auction Agent and all Broker-Dealers), on each Auction Date for each series of Tortoise Notes, the Auction Agent shall advise such Broker-Dealer (and thereafter confirm to the Trustee, if requested) the All Hold Rate. Such advice, and confirmation, shall be made by telephone or other electronic means acceptable to the Auction Agent.
          (b) Promptly after the Submission Deadline for the Tortoise Notes of a series on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, and collectively as a “Submitted Order”) and shall determine (i) the Available Tortoise Notes, (ii) whether there are Sufficient Clearing Bids, and (iii) the Applicable Rate.
          (c) In the event the Auction Agent shall fail to calculate or, for any reason, fails to provide the Auction Rate on the Auction Date, for any Auction Period (i) if the preceding Auction Period was a period of 35 days or less, (A) a new Auction Period shall be established for the same length of time as the preceding Auction Period, if the failure to make such calculation was because there was not at the time a duly appointed and acting Auction Agent or Broker-Dealer, and the Applicable Rate for the new Auction Period shall be the percentage of the Index set forth in Section 4(f) below if the Index is ascertainable on such date (by the Auction Agent, if there is at the time an Auction Agent, or the Trustee, if at the time there is no Auction Agent) or, (B) if the failure to make such calculation was for any other reason or if the Index is not ascertainable on such date, the prior Auction Period shall be extended for seven days and the Applicable Rate for the period as so extended shall be the same as the Applicable Rate for the Auction Period prior to the extension, and (ii) if the preceding Auction Period was a period of greater than 35 days, (A) a new Auction Period shall be established for a period that ends on the seventh day following the day that was the last day of the preceding Auction Period, (or if such seventh day is not followed by a Business Day then to the next succeeding day which is followed by a Business Day) if the failure to make such calculation was because there was not at the time a duly appointed and acting Auction Agent or Broker-Dealer, and the Applicable Rate for the new Auction Period shall be the percentage of the Index set forth in Section 4(f) below if the Index is ascertainable on such date (by the Auction Agent, if there is at the time an Auction Agent, or the Trustee, if at the time there is no Auction Agent) or, (B) if the failure to make such calculation was for any other reason or if the Index is not ascertainable on such date, the prior Auction Period shall be extended to the seventh day following the day that would have been the last day of the preceding Auction Period (or if such seventh day is not followed by a Business Day then to the next succeeding day that is followed by a Business Day) and the Applicable

Rate for the period as so extended shall be the same as the Applicable Rate for the Auction Period prior to the extension. In the event a new Auction Period is established as set forth in clause (ii) (A) above, an Auction shall be held on the last Business Day of the new Auction Period to determine an Auction Rate for an Auction Period beginning on the Business Day immediately following the last day of the new Auction Period and ending on the date on which the Auction Period otherwise would have ended had there been no new Auction Period or Auction Periods subsequent to the last Auction Period for which a Winning Bid Rate had been determined. In the event an Auction Period is extended as set forth in clause (i) (B) or (ii) (B) above, an Auction shall be held on the last Business Day of the Auction Period as so extended to determine an Auction Rate for an Auction Period beginning on the Business Day immediately following the last day of the extended Auction Period and ending on the date on which the Auction Period otherwise would have ended had there been no extension of the prior Auction Period.
               Notwithstanding the foregoing, neither new nor extended Auction Periods shall total more than 35 days in the aggregate. If at the end of the 35 days the Auction Agent fails to calculate or provide the Auction Rate, or there is not at the time a duly appointed and acting Auction Agent or Broker-Dealer, the Applicable Rate shall be the Maximum Rate.
          (d) In the event of a failed conversion from an Auction Period to any other period or in the event of a failure to change the length of the current Auction Period due to the lack of Sufficient Clearing Bids at the Auction on the Auction Date for the first new Auction Period, the Applicable Rate for the next Auction Period shall be the Maximum Rate and the Auction Period shall be a seven-day Auction Period.
          (e) If the Tortoise Notes are no longer maintained in book-entry-only form by the Securities Depository, then the Auctions shall cease and the Applicable Rate shall be the Maximum Rate.
          (f) The percentage of the Index in Section 4(c) is 100%.
     5. Allocation of Tortoise Notes. (a) In the event of Sufficient Clearing Bids for the Tortoise Notes of a series subject to the further provisions of paragraphs (c) and (d) of this Section 5. Submitted Orders for Tortoise Notes of the series shall be accepted or rejected as follows in the following order of priority:
          (i) the Submitted Hold Order of each Existing Holder shall be accepted, thus requiring each such Existing Holder to continue to hold the Tortoise Notes that are the subject of such Submitted Hold Order;
          (ii) the Submitted Sell Order of each Existing Holder shall be accepted and the Submitted Bids of each Existing Holder specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each Existing Holder to sell the Tortoise Notes that are the subject of such Submitted Sell Order or Submitted Bid;
          (iii) the Submitted Bid of each Existing Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to continue to hold the Tortoise Notes that are the subject of the Submitted Bid;

          (iv) the Submitted Bid of each Potential Holder specifying any rate that is lower than the Winning Bid Rate for Tortoise Notes of the series shall be accepted, thus requiring each such Potential Holder to purchase the Tortoise Notes that are the subject of the Submitted Bid;
          (v) the Submitted Bid of each Existing Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to continue to hold the Tortoise Notes of the series that are the subject of the Submitted Bid, but only up to and including the number of Units of Tortoise Notes of such series obtained by multiplying (A) the aggregate number of Units of Tortoise Notes which are not the subject of Submitted Hold Orders described in clause (i) of this paragraph (a) or of Submitted Bids described in clauses (iii) and (iv) of this paragraph (a) by (B) a fraction, the numerator of which shall be the number of Units of Tortoise Notes held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Units of Tortoise Notes subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate, and the remainder, if any, of such Submitted Bid shall be rejected, thus requiring each such Existing Holder to sell any excess amount of Tortoise Notes;
          (vi) the Submitted Bid of each Potential Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the Tortoise Notes of the series that are the subject of such Submitted Bid, but only in an amount equal to the number of Units of Tortoise Notes of such series obtained by multiplying (A) the aggregate number of Units of Outstanding Tortoise Notes which are not the subject of Submitted Hold Orders described in clause (i) of this paragraph (a) or of Submitted Bids described in clauses (iii), (iv) or (v) of this paragraph (a) by (B) a fraction, the numerator of which shall be the number of Units of Tortoise Notes subject to such Submitted Bid and the denominator of which shall be the sum of the aggregate number of Units of Tortoise Notes subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate, and the remainder of such Submitted Bid shall be rejected; and
          (vii) the Submitted Bid of each Potential Holder specifying any rate that is higher than the Winning Bid Rate shall be rejected.
          (b) In the event there are not Sufficient Clearing Bids for the Tortoise Notes of a series, Submitted Orders for the Tortoise Notes of the series shall be accepted or rejected as follows in the following order of priority:
          (i) the Submitted Hold Order of each Existing Holder shall be accepted, thus requiring each such Existing Holder to continue to hold the Tortoise Notes that are the subject of such Submitted Hold Order;
          (ii) the Submitted Bid of each Existing Holder specifying any rate that is not higher than the Maximum Rate shall be accepted, thus requiring each such Existing Holder to continue to hold the Tortoise Notes that are the subject of such Submitted Bid;

          (iii) the Submitted Bids specifying any rate that is not higher than the Maximum Rate for the Tortoise Notes shall be accepted, thus requiring each such Potential Holder to purchase the Tortoise Notes that are the subject of such Submitted Bid; and
          (iv) the Submitted Sell Orders of each Existing Holder shall be accepted as Submitted Sell Orders and the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be deemed to be and shall be accepted as Submitted Sell Orders, in both cases only up to and including the number of Units of Tortoise Notes of such series obtained by multiplying (A) the number of Units of Tortoise Notes subject to Submitted Bids described in clause (iii) of this paragraph (b) by (B) a fraction, the numerator of which shall be the number of Units of Tortoise Notes held by such Existing Holder subject to such Submitted Sell Order or such Submitted Bid deemed to be a Submitted Sell Order and the denominator of which shall be the number of Units of Tortoise Notes subject to all such Submitted Sell Orders and such Submitted Bids deemed to be Submitted Sell Orders, and the remainder of each such Submitted Sell Order or Submitted Bid shall be deemed to be and shall be accepted as a Hold Order and each such Existing Holder shall be required to continue to hold such excess amount of Tortoise Notes; and
          (v) the Submitted Bid of each Potential Holder specifying any rate that is higher than the Maximum Rate shall be rejected.
     6. Notice of Applicable Rate. (a) On each Auction Date, the Auction Agent shall notify each Broker-Dealer that participated in the Auction held on such Auction Date by electronic means acceptable to the Auction Agent and the applicable Broker-Dealer of the following, with respect to the Tortoise Notes of a series for which an Auction was held on such Auction Date:
          (i) the Applicable Rate determined on such Auction Date for the succeeding Auction Period;
          (ii) whether Sufficient Clearing Bids existed for the determination of the Winning Bid Rate;
          (iii) if such Broker-Dealer submitted a Bid or a Sell Order on behalf of an Existing Holder, whether such Bid or Sell Order was accepted or rejected and the number of Units of Tortoise Notes of the series, if any, to be sold by such Existing Holder;
          (iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Holder, whether such Bid was accepted or rejected and the number of Units of Tortoise Notes of the series, if any, to be purchased by such Potential Holder;
          (v) if the aggregate number of Units of Tortoise Notes of a series to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different from the aggregate number of Units of Tortoise Notes of such series to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a

Bid, the name or names of one or more Broker-Dealers (and the Agent Member, if any, of each such other Broker-Dealer) and the number of Units of Tortoise Notes of such series to be (A) purchased from one or more Existing Holders on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (B) sold to one or more Potential Holders on whose behalf such Broker-Dealer submitted Bids; and
               (vi) the immediately succeeding Auction Date.
          (b) On each Auction Date, with respect to each series of Tortoise Notes for which an Auction was held on such Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall: (i) if requested by an Existing Holder or a Potential Holder advise such Existing Holder or Potential Holder on whose behalf such Broker-Dealer submitted an Order as to (A) the Applicable Rate determined on such Auction Date, (B) whether any Bid or Sell Order submitted on behalf of each such Owner was accepted or rejected and (C) the immediately succeeding Auction Date; (ii) instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder’s Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of Units of Tortoise Notes of such series to be purchased pursuant to such Bid against receipt of such Tortoise Notes; and (iii) instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Sell Order that was accepted or a Bid that was rejected in whole or in part, to instruct such Existing Holder’s Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of Units of Tortoise Notes of the series to be sold pursuant to such Bid or Sell Order against payment therefor.
          (c) The Auction Agent shall give notice of the Auction Rate to the Issuer and the Trustee by mutually acceptable electronic means and the Trustee shall promptly give notice of such Auction Rate to the Securities Depository.
     7. Miscellaneous Provisions Regarding Auctions. (a) In this Appendix A, each reference to the purchase, sale or holding of Tortoise Notes shall refer to beneficial interests in Tortoise Notes, unless the context clearly requires otherwise.
          (b) During an auction Rate Period with respect to each series of Tortoise Notes, the provisions of the Indenture and the definitions contained therein and described in this Appendix A, including without limitation the definitions of All Hold Rate, Interest Payment Date, Maximum Rate, and Applicable Rate, may be amended pursuant to the Indenture by obtaining the consent of the majority of the owners of the affected Outstanding Tortoise Notes of a series bearing interest at the Applicable Rate as follows. If on the first Auction Date occurring at least 20 days after the date on which the Trustee mailed notice of such proposed amendment to the registered owners of the affected Outstanding Tortoise Notes of the series, (i) the Applicable Rate which is determined on such date is the Winning Bid Rate or the All Hold Rate and (ii) there is delivered to the Issuer and the Trustee an opinion of counsel to the effect that such amendment shall not adversely affect the validity of the Tortoise Notes of the series or any exemption from federal income tax to which the interest on the Tortoise Notes of the series would otherwise be entitled, the proposed amendment shall be deemed to have been consented to by the owners of all affected Outstanding Tortoise Notes of the series bearing interest at the Applicable Rate.
          (c) If the Securities Depository notifies the Issuer that it is unwilling or unable to continue as registered owner of the Tortoise Notes of a series or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor to the Securities Depository is not appointed by the Issuer within 90 days after the Issuer receives notice or becomes aware of such condition, as the case may be, the Auctions shall cease and the Issuer shall execute and the Trustee shall authenticate and deliver certificates representing the Tortoise Notes of the series. Such Tortoise Notes shall be registered in such names and Authorized Denominations as the Securities Depository, pursuant to instructions from the Agent Members or otherwise, shall instruct the Issuer and the Trustee.
          (d) During an Auction Period, so long as the ownership of the Tortoise Notes of a series is maintained in book-entry form by the Securities Depository, an Existing Holder or a Beneficial Owner may sell, transfer or otherwise dispose of a Tortoise Note only pursuant to a Bid or Sell Order in accordance with the Auction Procedures or to or through a Broker-Dealer, provided that (i) in the case of all transfers other than pursuant to Auctions such Existing Holder or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (ii) a sale, transfer or other disposition of Tortoise Notes of the series from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such Tortoise Notes to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph if such Broker-Dealer remains the Existing Holder of the Tortoise Notes so sold, transferred or disposed or immediately after such sale, transfer or disposition.
     8. Changes in Auction Period or Auction Date.
          (a) Changes in Auction Period.
          (i) During any Auction Period, the Issuer, may, from time to time on the Interest Payment Date immediately following the end of any Auction Period, change the length of the Auction Period with respect to all of the Tortoise Notes of a series in order to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the rate of Tortoise Notes of such series. The Issuer shall initiate the change in the length of the Auction Period by giving written notice to the Trustee, Auction Agent, the Broker-Dealers and the Securities Depository that the Auction Period shall change if the conditions described herein are satisfied and the proposed effective date of the change, at least 10 Business Days prior to the Auction Date for such Auction Period.
          (ii) Any such changed Auction Period shall be for a period of one day, seven-days, 28-days, 35-days, three months, six months and shall be for all of the Tortoise Notes of such series.

          (iii) The change in length of the Auction Period shall take effect only if Sufficient Clearing Bids exist at the Auction on the Auction Date for such new Auction Period. For purposes of the Auction for such new Auction Period only, except to the extent such Existing Holder submits an Order with respect to such Tortoise Notes each Existing Holder shall be deemed to have submitted Sell Orders with respect to all of its Tortoise Notes of such series if the change is to a longer Auction Period and a Hold Order if the change is to a shorter Auction Period. If there are not Sufficient Clearing Bids for the first Auction Period, the Auction Rate for the new Auction Period shall be the Maximum Rate, and the Auction Period shall be a seven-day Auction Period.
          (b) Changes in Auction Date. During any Auction Period, the Auction Agent, at the direction of the Issuer, may specify an earlier or later Auction Date (but in no event more than five Business Days earlier or later) than the Auction Date that would otherwise be determined in accordance with the definition of “Auction Date” in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the rate of the Tortoise Notes of the series. The Auction Agent shall provide notice of the Issuer’s direction to specify an earlier Auction Date for an Auction Period by means of a written notice delivered at least 45 days prior to the proposed changed Auction Date to the Issuer, the Broker-Dealers and the Securities Depository. In the event that Auction Agent is instructed to specify an earlier Auction Date, the days of the week on which an Auction Period begins and ends and the Interest Payment Date shall be adjusted accordingly.
          (c) Changes Resulting from Unscheduled Holidays. If, in the opinion of the Auction Agent and the Broker-Dealers, there is insufficient notice of an unscheduled holiday to allow the efficient implementation of the Auction Procedures set forth herein, the Auction Agent and the Broker-Dealers may, as they deem appropriate, and after providing notice to the Issuer, set a different Auction Date and adjust any Interest Payment Dates and Auction Periods affected by such unscheduled holiday.

APPENDIX B
FORM OF NOTE

B-1

APPENDIX C
FORM OF TRUSTEE AUTHENTICATION CERTIFICATE

C-1